UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2024

HEALTH DISCOVERY CORPORATION

(Exact name of registrant as specified in charter)

GA	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 SUMMIT BLVD, SUITE 300
ATLANTA, GA	30319
(Address of principal executive offices)	(Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HDVY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 13, 2024, the United States District Court for the Northern District of Georgia granted Health Discovery Corporation’s (“HDC” or the “Company”) motion for summary judgment in full and entered judgment in favor of all defendants on all counts in the shareholder derivative lawsuit brought by Vennwest Global Technologies, Inc. (“Vennwest”). The Vennwest lawsuit, which was initially filed in September 2020, alleged misconduct by the Company and its board of directors (“Board”) in connection with approving a series of loans to HDC by certain directors and shareholders of HDC. The Vennwest lawsuit contains virtually identical claims against HDC that shareholders William Quirk and Cindy Bear had alleged, which lawsuit was also dismissed. The loans at issue were sought by the Company to allow it to meet its financial obligations in connection with litigation that was ongoing at the time. The District Court found that the loans were presented to and approved by the Board, in all respects, in compliance with Georgia’s conflicting interest transaction statutes, requiring the dismissal of all claims asserted by the plaintiff. The judgment affords HDC the recovery of its costs associated with the lawsuit (which does not include the recovery of its legal fees).

The Court’s order and judgment represent a complete refutation of these baseless claims and a total vindication of the Company’s longstanding position that these claims were entirely without merit and served only to distract the Company and deplete its resources to the detriment of its shareholders.

Board member Colleen Hutchinson stated: “We are gratified by the decision of the Court in this matter. Now that this matter has been resolved, the Board looks forward to focusing on the development of the Company’s technology without the unnecessary distraction and cost that this lawsuit has caused over the previous four years.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION
Registrant

Dated: September 18, 2024	By:	/s/ Colleen Hutchinson
Colleen Hutchinson Board Member

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